ADDENDUM TO THE MANAGEMENT SERVICES AGREEMENT

THIS ADDENDUM TO THE MANAGEMENT SERVICES AGREEMENT (“the Addendum” or “this Addendum”) is entered into this 17th day of July, 2014.

BETWEEN:

37 Capital Inc. (formerly High 5 Ventures Inc.), a company incorporated under the laws of British Columbia having a business office at Suite 300 – 570 Granville Street, Vancouver, B. C. V6C 3P1

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:

Bedo H. Kalpakian and Jacob H. Kalpakian of 3100 Saturna Place, Richmond, BC, V7C 4C5, and 4005 West 34th Avenue, Vancouver BC V6N 2L6, respectively,

(hereinafter referred to as the “Kalpakians”)

OF THE SECOND PART

AND:

Kalpakian Bros. of B.C. Ltd., a company incorporated under the laws of British Columbia having a business office at Suite #300, 570 Granville Street, Vancouver, B.C. V6C 3P1

(hereinafter referred to as the “Manager”)

OF THE THIRD PART

WHEREAS:

A.	The Company, the Kalpakians and the Manager entered into a Management Services Agreement on the 1st day of November, 2001, as amended by means of Addendums dated July 1, 2003, August 18, 2003, July 31, 2005, November 1, 2010, February 16, 2012, March 28, 2012 and September 14, 2012 (hereinafter collectively referred to as the “Agreement”).

AND WHEREAS

B.	The parties to the Agreement wish to further amend the Agreement, by means of this Addendum whereby the monthly remuneration payable to the Manager shall be increased from Cdn $500 (Five Hundred Dollars) plus HST per month to Cdn $5,000 (Five Thousand Dollars) plus GST per month effective as of July 1, 2014.

AND WHEREAS

C.	All of the other terms and conditions of the Agreement shall remain unchanged and shall be in full force and effect.

NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

The parties to the Agreement and to this Addendum hereby agree that the monthly remuneration payable to the Manager be increased from Cdn $500 (Five Hundred Dollars) plus HST per month to Cdn $5,000 (Five Thousand Dollars) plus GST per month effective as of July 1, 2014, and all of the other terms and conditions of the Agreement shall remain unchanged and shall be in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Addendum on this 17TH day of July, 2014.

THE CORPORATE SEAL OF
37 CAPITAL INC. was hereunto
affixed in the presence of:

SIGNED SEALED AND DELIVERED BY
BEDO H. KALPAKIAN in the presence of:

Signature Witness:

Name of Witness:

BEDO H. KALPAKIAN
Address of Witness:

Occupation of Witness:

SIGNED SEALED AND DELIVERED BY
JACOB H. KALPAKIAN in the presence of:

Signature of Witness:

Name of Witness:

JACOB H. KALPAKIAN
Address of Witness:

Occupation of Witness:

THE CORPORATE SEAL of
KALPAKIAN BROS. OF B.C. LTD.
was hereunto affixed in the presence of: